As filed with the Securities and Exchange Commission on May 26, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Banco Macro S.A.

(Exact name of registrant as specified in its charter)

Macro Bank, Inc.

(Translation of Registrant’s name into English)

Argentina

(State or Other Jurisdiction of Incorporation or

Organization)

Not Applicable

(I.R.S. Employer Identification Number)

Sarmiento 447

City of Buenos Aires

Argentina

Tel: +54 11-5222-6730

(Address and Telephone Number of Registrant’s

Principal Executive Offices)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, NY 10036-8401

(Address of agent for service)

Copies of communications, including communications sent to agent for service, should be sent to:

Hugo N. L. Bruzone Bruchou, Fernández Madero & Lombardi Ing. Butty 275, 12th Floor C1001AFA – Buenos Aires, Argentina	Jeffrey Cohen Conrado Tenaglia Linklaters LLP 1345 Avenue of the Americas New York, NY 10105

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereon that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered/ Proposed Maximum Aggregate Price per Unit/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee
Class B ordinary shares (including Class B ordinary shares represented by American Depositary Shares)(1)(2), par value Ps. 1.00 per share	(3)
Rights to Purchase Class B ordinary shares (including Class B ordinary shares represented by American Depositary Shares) (1)(2)	(3)

(1)	A portion of the Class B ordinary shares, par value Ps. 1.00 per share, may be represented by American Depositary Shares, evidenced by American Depositary Receipts.

(2)	American Depositary Shares (“ADSs”) issuable on deposit of the Class B ordinary shares, each ADS representing the right to receive 10 Class B ordinary shares, have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-130904).

(3)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. In reliance on Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of the entire registration fee.

PROSPECTUS

Banco Macro S.A.

Class B Ordinary Shares, par value Ps. 1.00 per share,

in the form of Class B Ordinary Shares or Class B Ordinary Shares Represented by American Depositary Shares

Rights to Purchase Class B Ordinary Shares

We may from time to time offer our Class B ordinary shares, in the form of Class B ordinary shares or Class B ordinary shares represented by American depositary shares, which we refer to collectively as the “securities.” We will provide the specific terms of the securities that may be offered, and the manner in which they are being offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before investing in the securities. The amount and price of the securities will be determined at the time of any offering thereof.

The American depositary shares (“ADSs”), each representing 10 of our Class B ordinary shares, are listed on the New York Stock Exchange under the symbol “BMA”. Our Class B ordinary shares are listed on the Bolsas y Mercados Argentinos S.A. (“BYMA”) and for trading on the Mercado Abierto Electrónico S.A. (the “MAE”) under the symbol “BMA”.

Investing in the securities involves risks that are described in the “Risk Factors” section contained in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”) and in any applicable prospectus supplement and may be described in certain of the documents we incorporate by reference in this prospectus. See “Item 3. Key Information—D. Risk Factors” beginning on page 7 of our Form 20-F.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 26, 2017.

We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized any person to give you any other information, and we take no responsibility for any other information that others may give you. This document may only be used where it is legal to sell the securities. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of the securities in any state where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed on May 26, 2017 with the SEC, using a shelf registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Unless the context otherwise requires, in this prospectus the terms the “Bank,” “we,” “us,” “our” and “the registrant” refer to Banco Macro S.A. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports and other information with the SEC. The SEC maintains a website (http://www.sec.gov) on which our annual and other reports are made available. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You may also read and copy these documents at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

Upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such a request by writing or telephoning us at the following address or telephone number:

Banco Macro S.A.

Sarmiento 447

City of Buenos Aires

Argentina

Tel: +54-11-5222-6730

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents, which are considered part of this prospectus. Information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. We incorporate by reference the document listed below:

•	Our annual report on Form 20-F for the fiscal year ended December 31, 2016 filed with the SEC on April 24, 2017 (our “Form 20-F”).

We also incorporate by reference in this prospectus all subsequent annual reports filed with the SEC on Form 20-F under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and those of our reports furnished to the SEC on Form 6-K that we specifically identify as being incorporated by reference in this prospectus after the date hereof and prior to the completion of an offering of securities under this prospectus.

As you read the above documents, this prospectus and any prospectus supplement, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document, including this prospectus and any prospectus supplement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents we have incorporated by reference.

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When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any “free writing prospectus” that we authorize to be delivered to you. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of those documents.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act with respect to our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulations and the effects of competition. The words “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “forecast” and similar words are intended to identify forward-looking statements.

These forward-looking statements, including, among others, those relating to our future business prospects, revenues and income, wherever they may occur in this prospectus and the documents incorporated by reference herein, are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

•	changes in general economic, business, political, legal, social or other conditions in Argentina and worldwide;

•	effects of the global financial markets and economic crisis;

•	deterioration in regional business and economic conditions;

•	inflation;

•	fluctuations and declines in the exchange rate of the Argentine peso;

•	changes in interest rates which may adversely affect financial margins;

•	governmental intervention and regulation (including banking and tax regulations);

•	adverse legal or regulatory disputes or proceedings;

•	credit and other risks of lending, such as increases in defaults by borrowers and other delinquencies;

•	increase in the provisions for loan losses;

•	fluctuations and declines in the value of Argentine public debt;

•	decrease in deposits, customer loss and revenue losses;

•	competition in banking, financial services and related industries and the loss of market share;

•	cost and availability of funding;

•	technological changes, changes in consumer spending and saving habits, and inability to implement new technologies;

•	the integration of any acquisitions and the failure to realize expected synergies; and

•	the risk factors discussed under “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F.

Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update publicly or to revise any forward-looking statements because of new information, future events or other factors. In light of the risks and uncertainties described above, the forward-looking events and circumstances discussed in this annual report might not occur and are not guarantees of future performance.

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ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are incorporated under the laws of Argentina. Substantially all of our assets are located outside the United States. Our directors, officers and controlling persons reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to force against them or against us judgments predicated upon the civil liability provisions of the U.S. federal securities laws or the laws of such other jurisdictions.

Our Argentine counsel, Bruchou, Fernández Madero & Lombardi, has advised us that judgments of United States courts for civil liabilities based upon the U.S. federal securities laws may be enforced in Argentina, provided that the requirements of Article 517 of the Federal Civil and Commercial Procedure Code of Argentina, without reconsideration of their merits (if enforcement is sought before federal courts) are met as follows: (i) the judgment, which must be final in the jurisdiction where rendered, was issued by a court competent in accordance with the Argentine principles regarding international jurisdiction and resulted from a personal action, or an in rem action with respect to personal property if such was transferred to Argentine territory during or after the prosecution of the foreign action, (ii) the defendant against whom enforcement of the judgment is sought was personally served with the summons and, in accordance with due process of law, was given an opportunity to defend against foreign action, (iii) the judgment must be valid in the jurisdiction where rendered and meet authenticity requirements under Argentine law, (iv) the judgment does not violate the principles of public policy of Argentine law, and (v) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court.

Subject to compliance with Article 517 of the Federal Civil and Commercial Procedure Code described above, a judgment against us or the persons described above obtained outside Argentina would be enforceable in Argentina without reconsideration of the merits.

We have been further advised by our Argentine counsel, Bruchou, Fernández Madero & Lombardi, that:

•	original actions based on the U.S. federal securities laws may be brought in Argentine courts and that, subject to applicable law, Argentine courts may enforce liabilities in such actions against us, our directors, our executive officers and the advisors named in this offering circular; and

•	the ability of a judgment creditor or the other persons named above to satisfy a judgment by attaching certain assets of ours is limited by provisions of Argentine law.

A plaintiff (whether Argentine or non-Argentine) residing outside Argentina during the course of litigation in Argentina must provide a bond to guarantee court costs and legal fees if the plaintiff owns no real property in Argentina that could secure such payment. The bond must have a value sufficient to satisfy the payment of court fees and defendant’s attorney fees, as determined by the Argentine judge. This requirement does not apply to the enforcement of foreign judgments.

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BANCO MACRO S.A.

We are one of the leading banks in Argentina. With the most extensive private-sector branch network in the country, we provide standard banking products and services to a nationwide customer base. We distinguish ourselves from our competitors by our strong financial position and by our focus on low- and middle-income individuals and small- and medium-sized businesses, generally located outside of the City of Buenos Aires. We believe this strategy offers significant opportunity for continued growth in our banking business.

In general, given the relatively low level of banking intermediation in Argentina, there are limited products and services being offered. We are focusing on the overall growth of our loan portfolio by expanding our customer base and encouraging them to make use of our lending products. We have a holistic approach to our banking business; we do not manage the Bank by segments or divisions or by customer categories, by products and services, by regions, or by any other segmentation for the purpose of allocating resources and assessing profitability. We offer savings and checking accounts, credit and debit cards, consumer finance loans and other credit-related products and transactional services available to our individual customers and small- and medium-sized businesses through our branch network. We also offer Plan Sueldo payroll services, lending, corporate credit cards, mortgage finance, transaction processing and foreign exchange services. In addition, our Plan Sueldo payroll processing services for private companies and the public sector give us a large and stable customer deposit base.

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REASONS FOR THE OFFERING AND USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement, we will use the net proceeds from our sale of the securities under this prospectus for general corporate purposes.

We may designate a specific allocation of the net proceeds of an offering of securities by us to a specific purpose, if any, at the time of the offering and will describe any allocation in the related prospectus supplement.

PROSPECTUS SUPPLEMENT

This prospectus provides you with a general description of the securities that may be offered. With respect to a particular offering of the securities registered hereby, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared. You should read both this prospectus and any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” carefully before investing in the securities. The prospectus supplement to be attached to the front of this prospectus will describe the terms of the offering, including the amount and more detailed items of the securities, the initial public offering price, the price paid for the securities, net proceeds, the expenses of the offering, the terms of offers and sales outside of the United States, if any our capitalization, the nature of the plan of distribution, the terms of any rights offering, including the subscription price for ordinary shares, record date, ex-rights date and exercise period, the other specific terms related to the offering, and any U.S federal income tax considerations and Argentine tax considerations applicable to the securities. Any information in a prospectus supplement, if any, or information incorporated by reference after the date of this prospectus is considered part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Banco Macro S.A. is a stock corporation organized under the laws of the Republic of Argentina. We maintain our financial books and records and publish our financial statements in Argentine pesos.

DESCRIPTION OF SHARE CAPITAL

For a description of our share capital, including the rights and obligations attached thereto, please refer to “Item 10. Additional Information—B. Memorandum and Articles of Association” in our Form 20-F, incorporated by reference herein.

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DESCRIPTION OF American Depositary shares

For a description of the ADSs, including the rights and obligations attached thereto, please refer to “Item 12. Description of Securities Other than Equity Securities—D. American Depositary Shares” of our Form 20-F, incorporated by reference herein, as well as to the registration statement on Form F-6 (Registration No. 333-130904) including the Deposit Agreement pursuant to which the ADSs will be issued, which is filed as an exhibit thereto.

DESCRIPTION OF RIGHTS TO PURCHASE Class B ORDINARY SHARES

We may issue subscription rights to purchase our Class B ordinary shares. We may issue these rights independently or together with any other offered security. The rights may or may not be transferable in the hands of their holders.

The applicable prospectus supplement will describe the specific terms of any subscription rights offering, including:

•	the title of the subscription rights;

•	the securities for which the subscription rights are exercisable;

•	the number of subscription rights issued;

•	the extent to which the subscription rights are transferable;

•	if applicable, a discussion of the material U.S. federal or other income tax considerations applicable to the issuance or exercise of the subscription rights;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	if applicable, the record date to determine who is entitled to the subscription rights and the ex-rights date;

•	the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;

•	the extent to which the offering includes an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting arrangement we enter into in connection with the offering.

Each subscription right will entitle its holder to purchase for cash a number of our Class B ordinary shares, ADSs or any combination thereof at an exercise price described in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Upon receipt of payment and the subscription form properly completed and executed at the subscription rights agent’s office or another office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward our Class B ordinary shares or the ADSs purchasable with this exercise. Rights to purchase our Class B ordinary shares represented by ADSs will be represented by certificates issued by the ADS depositary upon receipt of the rights to purchase Class B ordinary shares registered hereby. The applicable prospectus supplement may offer more details on how to exercise the subscription rights.

We may determine to offer subscription rights to our shareholders only or additionally to persons other than shareholders as described in the applicable prospectus supplement. In the event subscription rights are offered to our shareholders only and their rights remain unexercised, we may determine to offer the unsubscribed securities to persons other than shareholders . In addition, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter(s) will purchase any securities remaining unsubscribed for after the offering, as described in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

The securities may be sold, and the underwriters may resell the securities, directly or through agents in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The securities may be sold in portions outside the United States at an offering price and on terms specified in the applicable prospectus supplement relating to a particular issue of the securities. Without limiting the generality of the foregoing, any one or more of the following methods may be used when selling the securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	sales in which broker-dealers agree with us or a selling securityholder to sell a specified number of securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts or other obligations;

•	by an underwritten public offering;

•	by an underwritten offering of debt instruments convertible into or exchangeable for our Class B ordinary shares on terms to be described in the applicable prospectus supplement;

•	in a combination of any of the above; or

•	any other method permitted pursuant to applicable law.

In addition, the securities may be sold by way of exercise of rights granted pro rata to our existing shareholders.

The securities may also be sold short and securities covered by this prospectus may be delivered to close out such short positions, or the securities may be loaned or pledged to broker-dealers that in turn may sell them. Options, swaps, derivatives or other transactions may be entered into with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the securities and Class B ordinary shares, respectively, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

In connection with the sale of securities, the underwriters or agents may receive compensation from us, a selling securityholder or from purchasers of the securities for whom they may act as agents. The underwriters may sell securities to or through dealers, who may also receive compensation from the underwriters or from purchasers of the securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or a selling securityholder and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

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We or a selling securityholder may enter into agreements that will entitle the underwriters, dealers and agents to indemnification by us or a selling securityholder against and contribution toward certain liabilities, including liabilities under the Securities Act.

Certain underwriters, dealers and agents and their associates may be customers of, engage in transactions with or perform commercial banking, investment banking, advisory or other services for a selling securityholder or us, including our subsidiaries, in the ordinary course of their business.

If so indicated in the applicable prospectus supplement relating to a particular issue of securities, the underwriters, dealers or agents will be authorized to solicit offers by certain institutions to purchase the securities under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

We will advise any selling securityholder that while it is engaged in a distribution of the securities, it is required to comply with Regulation M promulgated under the Exchange Act (“Regulation M”). With limited exceptions, Regulation M precludes a selling securityholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. All of the foregoing might affect the marketability of the securities.

LEGAL MATTERS

Certain legal matters with respect to Argentine law will be passed upon for us by our Argentine counsel, Bruchou, Fernández Madero & Lombardi. Certain legal matters with respect to United States and New York law will be passed upon for us by Linklaters LLP.

EXPERTS

The consolidated financial statements of Banco Macro S.A. appearing in our annual report on Form 20-F for the fiscal year ended December 31, 2016 have been audited by Pistrelli, Henry Martin y Asociados S.R.L., member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

The registrant maintains an indemnity in favor of its directors pursuant to which every person who is, or has been, a director or officer of the Registrant will be indemnified by the Registrant to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding which he or she becomes involved as a party or otherwise by virtue of his or her being or having been such a director or officer of the Registrant and against amounts paid or incurred by him or her in the settlement thereof. The words “claim,” “action,” “suit” or “proceeding” refer to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words “liability” and “expenses” include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities.

No indemnification, however, will be provided to any director or officer against any liability to the Registrant or its shareholders: (i) by reason of intentional fraudulent conduct, dishonesty, wilful misconduct, or gross negligence on the part of such indemnitee director or officer; or (ii) by reason of payment made under the insurance policy or any third party that has no recourse against the indemnitee director or officer.

The rights of indemnification described above continue as to a person who has ceased to be such director or officer. Nothing contained in Banco Macro’s constitutive documents affect any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law.

Expenses in connection with the preparation and representation of a defense of any claim, action, suit or proceeding of the character described above will be advanced by prior to final disposition thereof upon receipt of any undertaking by or on behalf of the officer or director, who must repay such amount if it is ultimately determined that he or she is not entitled to indemnification.

Item 9.	Exhibits

Exhibit No.	Name of Document	Method of Filing
1.1	Form of underwriting agreement for equity securities of the Registrant	To be filed by amendment or incorporated by reference to a subsequently submitted Report on Form 6-K
3.1	Restated By laws of the Registrant	Incorporated by reference to the Form 6-K filed by the Registrant on August 21, 2014 (File No. 001-32827)
4.1	Deposit Agreement among the Registrant, The Bank of New York Mellon, as depositary, and the holders from time to time of American Depositary Receipts issued thereunder	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-130901) filed on January 6, 2006
4.2	Form of subscription agreement to exercise rights to purchase Class B ordinary shares	To be filed by amendment or incorporated by reference to a subsequently submitted Report on Form 6-K
4.3	Form of rights certificate to purchase Class B ordinary shares	To be filed by amendment or incorporated by reference to a subsequently submitted Report on Form 6-K
5.1	Opinion of Bruchou, Fernández Madero & Lombardi, Argentine counsel	Filed herewith

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Exhibit No.	Name of Document	Method of Filing
23.1	Consent of Pistrelli, Henry Martin y Asociados S.R.L., independent registered public accounting firm	Filed herewith
23.2	Consent of Bruchou, Fernández Madero & Lombardi	Included as part of Exhibit 5.1
24.1	Powers of Attorney of the Registrant	Included on the signature pages

Item 10.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

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(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of such registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

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(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant, Banco Macro S.A., a corporation incorporated and existing under the laws of Argentina, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Form F-3 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buenos Aires, Argentina on the 26th day of May 2017.

BANCO MACRO S.A.

By:	/s/ Jorge Horacio Brito
Name: Jorge Horacio Brito
Title: Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned do hereby constitute and appoint Jorge Horacio Brito, Delfín Jorge Ezequiel Carballo and Roberto Julio Eilbaum and each of them, individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

By:	/s/ Jorge Horacio Brito
Name: Jorge Horacio Brito
Title: Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
Date: May 26, 2017

By:	/s/ Delfín Jorge Ezequiel Carballo
Name: Delfín Jorge Ezequiel Carballo
Title: Chief Financial Officer and Vice Chairman of the Board of Directors (Principal Financial Officer)
Date: May 26, 2017

By:	/s/ Jorge Pablo Brito
Name: Jorge Pablo Brito
Title: Director
Date: May 26, 2017

By:
Name: Marcos Brito
Title: Director
Date: May 26, 2017

By:	/s/ Delfín Federico Ezequiel Carballo
Name: Delfín Federico Ezequiel Carballo
Title: Director
Date: May 26, 2017

By:
Name: Carlos Alberto Giovanelli
Title: Director
Date: May 26, 2017

By:	/s/ Nelson Damián Pozzoli
Name: Nelson Damián Pozzoli
Title: Director
Date: May 26, 2017

By:	/s/ José Alfredo Sanchez
Name: José Alfredo Sanchez
Title: Director
Date: May 26, 2017

By:
Name: Martín Estanislao Gorosito
Title: Director
Date: May 26, 2017

By:	/s/ Roberto Julio Eilbaum
Name: Roberto Julio Eilbaum
Title: Director
Date: May 26, 2017

By:	/s/ Mario Luis Vicens
Name: Mario Luis Vicens
Title: Director
Date: May 26, 2017

By:
Name: Alejandro Eduardo Fargosi
Title: Director
Date: May 26, 2017

By:
Name: Juan Martín Monge Varela
Title: Director
Date: May 26, 2017

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Banco Macro, S.A. in the United States, has signed this registration statement on May 26, 2017.

PUGLISI & ASSOCIATES

By:	/s/ Gregory F. Lavelle
Name: Gregory F. Lavelle
Title: Managing Director

EXHIBIT INDEX

Exhibit No.	Name of Document	Method of Filing
1.1	Form of underwriting agreement for equity securities of the Registrant	To be filed by amendment or incorporated by reference to a subsequently submitted Report on Form 6-K
3.1	Restated By laws of the Registrant	Incorporated by reference to the Form 6-K filed by the Registrant on August 21, 2014 (File No. 001-32827)
4.1	Deposit Agreement among the Registrant, The Bank of New York Mellon, as depositary, and the holders from time to time of American Depositary Receipts issued thereunder	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-130901) filed on January 6, 2006
4.2	Form of subscription agreement to exercise rights to purchase Class B ordinary shares	To be filed by amendment or incorporated by reference to a subsequently submitted Report on Form 6-K
4.3	Form of rights certificate to purchase Class B ordinary shares	To be filed by amendment or incorporated by reference to a subsequently submitted Report on Form 6-K
5.1	Opinion of Bruchou, Fernández Madero & Lombardi, Argentine counsel	Filed herewith
23.1	Consent of Pistrelli, Henry Martin y Asociados S.R.L., independent registered public accounting firm	Filed herewith
23.2	Consent of Bruchou, Fernández Madero & Lombardi	Included as part of Exhibit 5.1
24.1	Powers of Attorney of the Registrant	Included on the signature pages